                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 3

                                       TO

                                CREDIT AGREEMENT

     AMENDMENT NO. 3 ("Amendment No. 3") dated as of June 9, 2000 to the Credit Agreement dated as of November 3, 1999, as amended (the "Credit Agreement"), among FRIEDE GOLDMAN HALTER, INC., a corporation organized and existing under the laws of the State of Mississippi (the "Borrower"), the financial institutions listed on the signature page hereof (the "Lenders"), WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and Co-Arranger (the "Agent"), and BANK ONE CAPITAL MARKETS, INC., as Co-Arranger and Syndication Agent.

     W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a loan facility of up to USD 164,218,250, as evidenced by the promissory notes of the Borrower dated November 3, 1999; and

     WHEREAS, the aggregate principal amount of Advances under the Credit Agreement is in excess of the Borrowing Base as of the date hereof, in contravention of the terms of the Credit Agreement; and

     WHEREAS, the Borrower has requested the Lenders to make certain concessions to the Borrower as a result of such discrepancy; and

     WHEREAS, the Lenders have agreed to amend the Credit Agreement upon the terms and conditions set forth in this Amendment No. 3.

     NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

1.   DEFINITIONS.

          (a) Amendment No. 3. A definition of "Amendment No. 3" is hereby added to the Credit Agreement and reads as follows:

          "Amendment No. 3" means the Amendment No. 3 to Credit Agreement dated June 9, 2000 among the Borrower, the Lenders and the Agent.

          (b) Bollinger Sale. A definition of "Bollinger Sale" is hereby added to the Credit Agreement and reads as follows:

          "Bollinger Sale" means the proposed sale of certain assets of the Borrower to Bollinger Shipyards, Inc., as set forth in that certain asset purchase agreement dated May 31, 2000.

          (c) Borrowing Base. The following sentence is hereby added to the definition of "Borrowing Base":

          "Notwithstanding anything in the Credit Agreement or any Borrowing Base Report or other certificate to the contrary, the Borrower and the Lenders agree that the Borrowing Base for the Overadvance Period shall be deemed to be USD 88,000,000, irrespective of what the actual Borrowing Base is for the Overadvance Period."

          (d) Commitment Reduction Fee. The definition of "Commitment Reduction Fee" is hereby amended to read as follows:

          "Commitment Reduction Fee" shall mean a fee equal to two and one-half percent (2.5%) of the Commitment as of the Amendment Date, payable to the Agent for the ratable benefit of the Lenders, subject to a single reduction in accordance with the following table:

          Commitment Amount
                                  By 7/31/00           By 8/31/00
     Less than $100,000,000           10%                     5%
     Less than $75,000,000            20%                    15%
     Less than $50,000,000            30%                    25%
     $0                               40%                    35%

                         The Commitment Reduction Fee shall be reduced in
               accordance with the highest percentage corresponding to the level of the reduction of the Commitment attained by the Borrower. As an example, if the Borrower reduces the Commitment by July 31, 2000 to an amount less than $100,000,000 but greater than $75,000,000, the Commitment Reduction Fee shall be reduced by 10%. If the Borrower then reduces the Commitment to less than $75,000,000 but greater than $50,000,000 by August 31, 2000, the total aggregate reduction in the Commitment Reduction Fee shall be 15%."

          (e) Interest Payment Date. The definition of "Interest Payment Date" is hereby amended to read as follows:

                         "Interest Payment Date" means, with respect to any Base
               Rate Advance, the date of Amendment No. 3 for interest accruing through May 31, 2000, and thereafter on the last Business Day of each calendar month and, with respect to any LIBOR Advance, the last day of the relevant Interest Period except if such Interest Period is longer than three (3) months, every three (3) months and the last day of such Interest Period.

          (f) Overadvance Limit. A definition of "Overadvance Limit" is hereby added to the Credit Agreement and reads as follows:

                         "Overadvance Limit" means USD 110,000,000, which may,
               only upon the unanimous written approval of the Lenders, be increased to USD 117,480,381.

          (g) Overadvance Period. A definition of "Overadvance Period" is hereby added to the Credit Agreement and reads as follows:

                         "Overadvance Period" means the period from the date of
               Amendment No. 3 to and including June 29, 2000."

2. OVERADVANCE PERIOD ADVANCES. The following sentence is hereby added to Section 2.2(a) of the Credit Agreement:

     "Notwithstanding the provisions of Section 2.2(b) below, the Lenders agree that, during the Overadvance Period only, and subject to the provisions of Amendment No. 3 and the other provisions of this Credit Agreement, the Lenders shall make available to the Borrower one or more Advances which, together with the principal amount of all Advances outstanding under the Credit Agreement as of the date of Amendment No. 3, shall not exceed the Overadvance Limit, irrespective of the Borrowing Base for the Overadvance Period. On the Business Day immediately following the Overadvance Period, the terms of Section 2.2(b) shall be fully applicable to the Loan."

3. REDUCTION OF REVOLVING COMMITMENT. Section 2.1(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(e) The Revolving Loan Commitment shall be (i) reduced by seventy-five percent (75%) of the Net Proceeds of any Asset Sales, and (ii) repaid and reduced by one hundred percent (100%) of the proceeds of all tax refunds of the Borrower or any Subsidiary from any source whatsoever, federal or state."

4. TERMINATION OF REVOLVING COMMITMENT. A new Section 2.1(g) is hereby added to the Credit Agreement which reads as follows:

          "(g) The Revolving Loan Commitment shall terminate immediately and without notice to the Borrower upon the occurrence of a material adverse change to the Bollinger Sale or the terms thereof. For purposes of this
     Section 2.1(g), "material adverse change" shall mean (i) a reduction in the sales price of USD 4,000,000 or greater, or any other change having substantially the same effect, (ii) any agreement by the Borrower to accept any of the sales price in any form other than in immediately available funds, except for cash paid into escrow pursuant to the terms of the Bollinger Sale, (iii) the failure of the Bollinger Sale to close and fund before July 31, 2000 or (iv) the cessation of negotiations between the parties to the Bollinger Sale prior to the consummation thereof, such cessation to be determined by the Lenders in their sole discretion."

5. AFFIRMATIVE COVENANTS. Section 11 of the Credit Agreement is amended as follows:

          (a) The following is hereby added to Section 11.1(e) of the Credit
     Agreement:

               "The Borrower shall provide the Borrowing Base Report for the period ending May 31, 2000 to the Agent no later than June 27, 2000. At the same time as each of the foregoing reports is delivered, the Borrower shall deliver to the Agent a copy of monthly consolidated financial statements for the Borrower certified by the chief financial officer or chief accounting officer or treasurer of the Borrower together with monthly consolidating statements of the Borrower."

          (b) A new Section 11.12 is hereby added to the Credit Agreement and reads as follows:

                         "11.12  Tax Refunds.  The Borrower shall immediately
               remit and shall insure that each Guarantor immediately remits to the Lenders each and every refund from any Governmental Agency, including without limitation, each tax refund from any taxing authority to an account specified by the Agent for the receipt thereof. The Borrower shall cooperate and shall ensure that each Guarantor cooperates with the Agent in executing or providing any notices, payment instructions or other forms, documents or instruments required by the Agent to effect the payment of any such refunds to the Lenders, including, without limitation, assignments of any such refunds and tax returns. The Borrower shall provide the Agent with copies of any proposed federal tax returns to be filed by the Borrower no less than seven (7) Business Days prior to the filing thereof, which returns shall contain payment or assignment forms or instructions from the Borrower, duly completed and executed by the Borrower and in form and substance acceptable to the Agent."

          (c) A new Section 11.13 is hereby added to the Credit Agreement and reads as follows:

               "11.13.  Shelf Registration.

               (a) On or prior to June 30, 2000, the Borrower shall file with the SEC a "shelf" registration statement for an amount of not less than $150,000,000, on Form S-3 (the "Registration Statement") and the Borrower shall use its reasonable best efforts to make such Registration Statement effective as soon as possible. In addition, if the Agent or any Lender becomes the holder of any common stock or warrants to purchase common stock of the Borrower, the Borrower shall provide the Agent or such Lender customary registration rights with respect to such common stock or warrants. The Borrower represents and warrants to the Lenders that no shareholder approval is required for the issuance by the Borrower of any additional common stock or warrants for the purchase thereof, or for the issuance in a single transaction of common stock or warrants for the purchase thereof representing ten percent (10%) of the issued and outstanding common stock of the Borrower.

          (d) A new Section 11.14 is hereby added to the Credit Agreement and reads as follows:

               "11.14. Escrow Account Pledge. Within five (5) Business Days following notice by the Agent to the Borrower, the Borrower shall provide the Agent with a pledge, in form and substance satisfactory to the Agent, pledging in favor of the Agent for the ratable benefit of the Lenders all of the Borrower's right, title and interest in and to that certain escrow account with The Whitney National Bank in respect of certain tax credits assigned to the Borrower by Trinity Industries and all deposits from time to time in such account, and the Borrower shall use its best efforts to obtain such further documents or notices required to perfect such pledge under applicable state law."

6.   CONDITIONS PRECEDENT.

     6.1 Documents Required as Conditions Precedent to Amendment No. 3. The effectiveness of the modifications to the Credit Agreement contemplated by this Amendment No. 3 is subject to the condition precedent that the Agent shall have received at or prior to the date of this Amendment No. 3 all of the following, each dated on or before the date of this Amendment No. 3 and each in form and substance satisfactory to the Agent and its counsel:

          (a) Each of the following documents (the "Amendment Documents") shall have been duly authorized and executed with original counterparts thereof delivered to the Agent:

               (i)   This Amendment No. 3;

               (ii) Amendment No. 3 to the United States First Preferred Fleet Mortgages;

               (iii) Ratification of Guaranty executed by the Guarantors;

               (iv)  A Borrowing Base report for the period ending April 30,
                     2000;

               (v) Evidence satisfactory to the Agent that the Lenders have a perfected security interest in any inventory and equipment of the Borrower and the Guarantors located in Newfoundland;

               (vi) Payment by the Borrower of the Agent's fees and expenses incurred in connection with the Credit Agreement and any amendments thereto through and including the date of this Amendment No. 3;

               (vii) Evidence satisfactory to the Agent that there has been no material adverse effect as defined in Section 2.1(g) of the Credit Agreement set forth in this Amendment No. 3; and

               (viii) such further documents as the Lenders may reasonably request.

          (b) The representations and warranties contained in Section 10 of the Credit Agreement shall be true on the date of this Amendment No. 3 with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Section 13 of the Credit Agreement and no event which, with the lapse of time or the giving of notice and the lapse of time specified in Section 13 of the Credit Agreement, would become such an Event of Default, shall have occurred and be continuing.

     6.2 Waiver of Conditions Precedent. All of the conditions precedent contained in this Section 7 are for the sole benefit of the Agent and the Lenders and the Agent may waive any of them in its absolute discretion, and on such conditions as it deems proper.

7.   REPRESENTATIONS.  The Borrower represents and warrants that:

          (a) The Borrower is a corporation, duly organized and validly existing in good standing under the laws of the State of Mississippi, and has the requisite power and authority (i) to carry on its business as presently conducted; and (ii) to enter into and perform its obligations under the Amendment Documents.

          (b) The execution, delivery and performance by Borrower and the Guarantors of the Amendment Documents and any other instrument or agreement provided for by this Amendment No. 3 to which it is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its Certificate of Incorporation or Bylaws, or similar such organizational documentation, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Amendment No. 3) in the creation of any security interests, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound other than is in favor of the Agent; the Amendment Documents have been duly executed and delivered by the Borrower and the Guarantors and constitute the respective legal, valid and binding agreements, enforceable in accordance with the respective terms thereof as to which each of the Borrower and the Guarantors is a party. The enforceability of this Amendment No. 3, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights or creditors and to general equity principles.

          (c) Except as set forth in the Credit Agreement, there are no suits or proceedings pending or to its knowledge threatened against or affecting Borrower or any Guarantor which if adversely determined would have a material adverse effect upon its business, financial condition or operations.

          (d) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery or performance of this Amendment No. 3 or any other Amendment Document or any instrument contemplated herein or therein.

8. EXPENSES. The Borrower agrees to promptly, whether or not the modifications to the Credit Agreement contemplated by this Amendment No. 3 become effective,
(x) reimburse the Agent for all fees and disbursements of external counsel to the Agent and all reasonable out of pocket fees and disbursements of the Agent incurred in connection with the preparation, execution and delivery of this Amendment No. 3 and all other documents referred to herein, and all amendments or waivers to or termination of this Amendment No. 3 or any agreement referred to herein; and (y) reimburse the Agent for all fees and disbursements of internal and external counsel to the Agent and all reasonable out of pocket fees, disbursements and travel-related expenses of the Agent incurred in connection with the protection of the rights of the Agent under this Amendment No. 3 and all other documents referred to herein, whether by judicial proceedings or otherwise. The obligations of the Borrowers under this Section 8 shall survive payment of the Loan.

9. Wherever and in each such place the term "Credit Agreement" is used throughout the Credit Agreement, such term shall be read to mean the Credit Agreement as amended by this Amendment No. 3.

10. Except as specifically amended by this Amendment No. 3, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.

11. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement.

12. THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

13. The Lenders hereby agree to waive any default or Event of Default under Section 2.2(b) of the Credit Agreement through June 9, 2000. The foregoing waiver is subject to the Borrower satisfying all conditions precedent hereunder, and shall not be construed as a waiver of any other provision of the Credit Agreement or as an agreement by the Agent or the Lenders to waive or modify Section 2.2(b), or any other provision, of the Credit Agreement in the future.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 3 to Credit Agreement on the date first written above.

                              BORROWER:

                              FRIEDE GOLDMAN HALTER, INC.


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              LENDERS:

                              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                              By:
                                 -----------------------------------------
                                 Name:  Roger Fruendt
                                 Title: Vice President

                              ROYAL BANK OF CANADA


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              HIBERNIA NATIONAL BANK


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              BANK ONE, N.A.


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                              ADMINISTRATIVE AGENT AND CO-ARRANGER:

                              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION


                              By:
                                 -----------------------------------------
                                 Name:  Roger Fruendt
                                 Title: Vice President

                              SYNDICATION AGENT AND CO-ARRANGER:

                              BANC ONE CAPITAL MARKETS, INC.


                              By:
                                 -----------------------------------------
                                 Name:
                                 Title: